EXHIBIT F


                          PAYING AGENCY AGREEMENT

         PAYING AGENCY AGREEMENT, dated as of February 23, 1999, made by USN Communications, Inc., a Delaware corporation (the "Company"), each of the Noteholders set forth on the signature pages hereof (together with their permitted successors, transferees and assigns, the "Noteholders") and PricewaterhouseCoopers LLP ("PWC"), as paying agent (together with its permitted successors in such capacity, the "Paying Agent").

                                 RECITALS:

         WHEREAS, the Company has entered into the Note Purchase Agreement, dated as of February 23, 1999 (such Agreement, as amended, restated or otherwise modified from time to time, is referred to herein as the "Note Purchase Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined), with the Noteholders, pursuant to which the Company is issuing senior secured notes due June 30, 1999 (as amended, restated or otherwise modified from time to time, the "Notes").

         WHEREAS, in order to ensure that the cash proceeds of the Notes are utilized strictly in accordance with the terms of Section 5.14 of the Note Purchase Agreement, the Company and the Noteholders have requested that the Paying Agent act as paying agent with respect to the disbursement of such proceeds; and

         WHEREAS, PWC is willing to act as the paying agent hereunder upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. The Company and the Noteholders hereby appoint PWC as the Paying Agent in connection with the disbursement of the cash proceeds of the Notes to the Company, upon the terms and subject to the conditions set forth herein.

         2. Prior to the First Closing, the Company shall designate at Harris Trust and Savings Bank, Account No. 432-329-1, as its disbursement account (the "Disbursement Account"). At the First Closing, the Second Closing and each Delayed Closing, the Noteholders will transfer proceeds of the Notes (except for the Class B Note, which shall be funded by converting the principal, interest and fees outstanding on the First Closing Date under the Existing Note Purchase Agreement into the principal amount of the Class B Note) to the Disbursement Account (except for those Proceeds that are applied to pay the fees and expenses of McDermott, Will & Emery and PWC, which shall be paid directly to such Persons from the Proceeds) in accordance with the terms and conditions of the Note Purchase Agreement. The Noteholders shall be solely responsible for ensuring, and the Paying Agent shall have no responsibility to verify, that all such amounts transferred into the Disbursement Account are transferred in accordance with the terms and conditions of the Note Purchase Agreement. In addition, on each Business Day, amounts that are owing from the account debtors for the Company and its Subsidiaries and that are on deposit in each blocked account of the Company shall be transferred into the Disbursement Account (all such amounts deposited into the Disbursement Account from time to time being the "Proceeds"). All transfers out of the Disbursement Account shall
(a) require the approval and written authorization of both the Paying Agent and the Company and (b) be made only to one of the following accounts of the Company: (i) Harris Trust and Savings Bank Payroll Account (430-899-5);
(ii) Harris Trust and Savings Bank Disbursement Zero Balance Account (430-898-7); (iii) The Chase Manhattan Bank Asset Management Account (3121-003121); (iv) Harris Trust and Savings Bank Investment Management Account (54345-71); or (v) Gabelli Fixed Income Account (72342-71).

         3. The Company will, from time to time from and including the First Closing Date to and including the Business Day immediately preceding the Maturity Date (the "Disbursement Period"), submit to the Paying Agent (with copies to each Noteholder) written disbursement requests (each a "Disbursement Request") in the form of a "pre-check" register with respect to the disbursement of the Proceeds, together with proposed wire transfer instructions for transfers from the Disbursement Account. Each such Disbursement Request shall specify in reasonable detail the amount, date and payee of the requested disbursements, and those items referenced in
Section 5.6 of the Note Purchase Agreement and, more specifically, Exhibit G thereto under which each requested disbursement is proposed to be made. The Company shall provide in writing such further details with respect to each Disbursement Request as the Paying Agent may reasonably request.

         4. During the Disbursement Period, the Paying Agent is hereby authorized and directed within two Business Days of receipt of a Disbursement Request, in form and substance, in good faith determination by the Paying Agent, consistent with the requirements of Section 5.6 of the Note Purchase Agreement and, more specifically, Exhibit G thereto, to approve and authorize for release the transfers proposed to be made by the Company from the Disbursement Account; provided, however, that in no event shall the Paying Agent approve and authorize for release pursuant to Disbursement Requests (a) an aggregate amount in excess of the Proceeds,
(b) if any such release would result in the expenses of the Company and its Subsidiaries increasing cumulatively by more 5% since the date of the First Closing or 10% during any calendar week, in each case as measured against the cash flow presentations delivered pursuant to Section 5.6 of the Note Purchase Agreement or (c) subject to the three business day notice period required by paragraph 15 of the Interim DIP Order, if any Default or Event of Default under the Note Purchase Agreement has occurred and is continuing. Promptly after making any payment, whether by check or by wire transfer, in accordance with an approved Disbursement Request with funds released from the Disbursement Account, the Company shall provide to the Paying Agent a check register identifying each such payment.

         5. The Paying Agent shall monitor the expenses and cash flow of the Company and its Subsidiaries on terms requested by the Required Holders, including, without limitation, with respect to compliance by the Company of those matters which could constitute an Event of Default under
Section 11.1(n) of the Note Purchase Agreement.

         6. The Paying Agent may resign at any time by giving 10 Business Days' written notice thereof to each of the other parties hereto. Upon any such resignation, the Noteholders and the Company shall appoint a replacement paying agent. In the event the Noteholders and the Company have not agreed to a replacement agent prior to the effectiveness of the Paying Agent's resignation, the Noteholders shall name a replacement paying agent.

         7. The Noteholders shall indemnify the Paying Agent and hold it harmless from and against any loss, liability, costs, claims, damage, expense, action or demand which the Paying Agent may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers or the administration of its duties as the Paying Agent, as well as the reasonable costs and expenses (including attorneys' fees) which it may incur defending against any claim or liability except such as may result from its own gross negligence or willful misconduct; provided that the Paying Agent shall promptly notify the Noteholders in writing of any such less, liability, cost, claim, damage, expense, action or demand, in respect of which indemnity may be sought against the Noteholders; provided further that prior to settling any such loss, liability, cost, claim, damage expense, action or demand, in respect of which indemnity may be sought against the Noteholders, the Paying Agent shall promptly notify the Noteholders in writing of the terms and conditions of any proposed settlement, and the Noteholders may at their option assume the defense thereof, including the employment of counsel and the payment of all expenses in connection therewith, and the Noteholders shall thereafter have the right to negotiate and consent to the settlement thereof. The Paying Agent shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Paying Agent unless the employment such counsel has been specifically authorized by the Noteholders. The Noteholders shall not be liable for any settlement effected without their consent, but if settled with the consent of the Noteholders or if there be a final judgment for the plaintiff in any action with or without consent, the Noteholders agree to indemnify and hold harmless the Paying Agent from and against any loss or liability by reason of such settlement or judgment. The Paying Agent and its officers, employees and agents shall incur no liability and shall be indemnified and held harmless by the Company for any action, taken, omitted or suffered to be taken in good faith, without gross negligence or willful misconduct, in reliance upon (a) any written opinion of counsel, (b) any written or cabled or telexed instruction from the Company or the Noteholders, or (c) any written direction, consent, certificate, officers' certificate, affidavit, statement, notice, request, order or approval, or other document conforming to the requirements of the Note Purchase Agreement or this Agreement and reasonably believed by the Paying Agent receiving the same to be genuine and to be delivered, sent or signed by the proper party or parties. The Paying Agent shall have no responsibility for any act, or omission to act, of either the Company or any Noteholder.

         8. Any notice, demand, request, consent, approval, declaration or other communication to be given hereunder shall be in writing and either shall be delivered in person with receipt acknowledged or by registered or certified mail, return receipt requested, postage prepaid, or telecopied and confirmed by telecopy answerback to the respective parties at their addresses set forth on the signature pages to this Agreement or at such other address as may be substituted by notice given as herein provided.

         9. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to contracts made and performed in such State, without regard to the principles thereof regarding conflict of laws, and any applicable laws of the United States of America.



         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered by its duly authorized officer(s) on the date first set forth above.

COMPANY:                                USN COMMUNICATIONS, INC.



                                        By: /s/ Ronald W. Gavillet
                                           ______________________________
                                        Name:  Ronald W. Gavillet
                                        Title:


                                        USN Communications, Inc.
                                        10 South Riverside Plaza - Suite 2000
                                        Chicago, Illinois 60606
                                        Phone: 312/906-3600
                                        Fax: 312/559-8388



NOTEHOLDER:                             MERRILL LYNCH GLOBAL
                                        ALLOCATION FUND, INC.



                                        By: /s/ Lisa Ann O'Donnell
                                           _______________________________
                                        Name:  Lisa Ann O'Donnell
                                        Title: V.P. MLAM, Authorized
                                               Signatory

                                        Merrill Lynch Global Allocation Fund,
                                        Inc.
                                        800 Scudders Mill Road
                                        Plainsboro, NJ 08536
                                        Phone: 609/282-2000
                                        Fax: 609/282-6916



NOTEHOLDER:                             CORECOMM LIMITED



                                        By: /s/ Richard J. Lubasch
                                           _______________________________
                                        Name:  Richard J. Lubasch
                                        Title: Senior Vice President

                                        CoreComm Limited
                                        110 East 59th Street
                                        New York, New York 10022
                                        Phone: 212/906-8440
                                        Fax: 212/906-8489



PAYING AGENT:                           PRICEWATERHOUSECOOPERS LLP



                                        By: /s/ Martha E.M. Kopucz
                                           _______________________________
                                        Name:  Martha E.M. Kopucz
                                        Title: Principal


                                        PricewaterhouseCoopers LLP
                                        160 Federal Street
                                        Boston, Massachusetts  02110
                                        Attention: Martha E.M. Kopacz
                                        Phone: 617-439-7363
                                        Fax: 617-443-2849